EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AMF Bowling Worldwide, Inc. (the “Company”), certifies that:

1.	the Quarterly Report on Form 10-Q for the quarter ended October 2, 2005 (the “Report”) of the Company to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of October 2, 2005 and for the period then ended.

Date: November 16, 2005

/s/ Frederick R. Hipp
Frederick R. Hipp
President and Chief Executive Officer
(principal executive and financial officer)

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